SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                 FORM 8-K/A


                             AMENDMENT NO. 1 TO
                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  September 2, 1999


                        Commission file number 1-13970


                          CHROMCRAFT REVINGTON, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                                  35-1848094
  -------------------------------          ---------------------------------
  (State or other jurisdiction of           (IRS Employer Identification No.)
   incorporation or organization)

                1100 North Washington Street, Delphi, IN 46923
  --------------------------------------------------------------------------
  (Address, including zip code, of registrant's principal executive offices)

                                (765) 564-3500
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K previously filed with the Securities and Exchange Commission on September 17, 1999 as set forth below.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of business acquired

     (1) Audited Balance Sheet for Korn Industries, Incorporated ("Korn Industries") as of November 28, 1998, the related Statements of Income, Stockholders' Equity and Cash Flows for the year ended November 28, 1998, the Notes to Financial Statements and the Independent Auditor's Report.

(b)  Pro forma financial information

     (1) Pro Forma Condensed Consolidated Balance Sheet of the Registrant as of July 3, 1999 (unaudited).

     (2) Pro Forma Condensed Consolidated Statement of Earnings of the Registrant for the Six Months Ended July 3, 1999 (unaudited).

     (3) Pro Forma Condensed Consolidated Statement of Earnings of the Registrant for the Year Ended December 31, 1998 (unaudited).

     (4)  Notes to Unaudited Pro Forma Condensed Consolidated Financial
          Statements.

(c)  Exhibits

      2 Stock Purchase Agreement dated September 3, 1999 by and among CRI Corporation-Sumter, Korn Industries and the Selling Shareholders (Incorporated by reference to Exhibit 2 of the Registrant's Form 8-K, File No. 1-13970, dated September 17, 1999).

                        Pro Forma Financial Information
                           Chromcraft Revington, Inc.


The following unaudited pro forma condensed consolidated balance sheet of Chromcraft Revington, Inc. (the "Company") at July 3, 1999 combines the balance sheet of Korn Industries, Incorporated ("Korn Industries") at May 28, 1999 and the Company's balance sheet as of July 3, 1999 and gives effect to a Stock Purchase Agreement dated September 3, 1999 by and among CRI Corporation-Sumter, Korn Industries and the shareholders of Korn Industries as if the purchase contemplated by the Stock Purchase Agreement had occurred on such date. The unaudited pro forma condensed consolidated statement of earnings of the Company for the six months ended July 3, 1999 combines the operating results of Korn Industries for the six months ended May 28, 1999 and the Company's operating results for the six months ended July 3, 1999 and gives effect to the purchase as if it had occurred at the beginning of the period. The unaudited pro forma condensed consolidated statement of earnings of the Company for the year ended December 31, 1998 combines the operating results of Korn Industries for the fiscal year ended November 28, 1998 and the Company's operating results for the year ended December 31, 1998 and gives effect to the purchase as if it had occurred at the beginning of the period.

The pro forma statements do not purport to represent what the Company's financial position or results of operations would actually have been if the acquisition of Korn Industries had in fact occurred on such dates or to project the Company's financial position or results of operations as of any future date or for any future period. Information regarding the Company's actual results of operations for the periods presented may be obtained from the respective filings on Form 10-K and 10-Q previously filed with the Commission.

           Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                           Chromcraft Revington, Inc.
                                  July 3, 1999
                                 (In thousands)

                                                                            (a)
                                             Chromcraft                  Purchase
                                             Revington,       Korn        Adjust-
                                                Inc.       Industries      ments       Pro Forma
                                             ---------     ---------     ---------     ---------
       Assets
       ------
Accounts receivable                          $  29,701     $   5,043     $    -        $  34,744
Inventories                                     39,004         4,937         7,205 (b)    51,146
Deferred income taxes                            1,297           301        (1,598)(c)      -
Other current assets                             4,120           257          -            4,377
                                             ---------     ---------     ---------     ---------

  Current assets                                74,122        10,538         5,607        90,267

Property, plant and equipment, net              37,103         7,941           129 (d)    45,173
Deferred income taxes                             -            1,649         1,174 (e)       369
                                                                            (2,454)(c)
Goodwill and tradenames                         20,880          -            6,661 (f)    27,541
Other assets                                       705           457          (331)(g)       831
                                             ---------     ---------     ---------     ---------

  Total assets                               $ 132,810     $  20,585     $  10,786     $ 164,181
                                             =========     =========     =========     =========

 Liabilities and Stockholders' Equity
 ------------------------------------

Accounts payable                             $   8,526     $   4,884     $    -        $  13,410
Accrued liabilities                             11,478         2,016           514 (h)    14,008
Deferred income taxes                             -             -            2,377 (e)       779
                                                                            (1,598)(c)
                                             ---------     ---------     ---------     ---------

  Current liabilities                           20,004         6,900         1,293        28,197

Long term debt                                   6,600        14,698         8,525 (i)    29,823
Deferred income taxes                            2,454          -           (2,454)(c)      -
Other liabilities                                5,615         2,211           198 (h)     8,024
                                             ---------     ---------     ---------     ---------

  Total liabilities                             34,673        23,809         7,562        66,044
                                             ---------     ---------     ---------     ---------

Stockholders' equity                            98,137        (3,224)        3,224 (a)    98,137
                                             ---------     ---------     ---------     ---------

  Total liabilities and
    stockholders' equity                     $ 132,810     $  20,585     $  10,786     $ 164,181
                                             =========     =========     =========     =========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       Pro Forma Condensed Consolidated Statement of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                         Six Months Ended July 3, 1999
                     (In thousands, except per share data)

                                             Chromcraft                  Purchase
                                             Revington,       Korn        Adjust-
                                                Inc.       Industries      ments       Pro Forma
                                             ---------     ---------     ---------     ---------

Sales                                        $ 117,779     $  27,992     $    -        $ 145,771

Cost of sales                                   88,417        25,415          (134)(j)   113,587
                                                                              (111)(k)
                                             ---------     ---------     ---------     ---------

Gross margin                                    29,362         2,577           245        32,184

Selling, general and
  administrative expenses                       15,847         5,268           122 (k)    21,237
                                             ---------     ---------     ---------     ---------

Operating income                                13,515        (2,691)          123        10,947

Interest expense                                   164           819          (370)(l)       613
                                             ---------     ---------     ---------     ---------

Earnings before income tax expense              13,351        (3,510)          493        10,334

Income tax (benefit) expense                     5,291          -           (1,199)(m)     4,092
                                             ---------     ---------     ---------     ---------

Net earnings                                 $   8,060     $  (3,510)    $   1,692     $   6,242
                                             =========     =========     =========     =========

Earnings per share of common stock
  Basic                                      $     .75                                 $     .58
                                             =========                                 =========

  Diluted                                    $     .73                                 $     .57
                                             =========                                 =========

Shares used in computing earnings per share
  Basic                                         10,687                                    10,687
                                             =========                                 =========

  Diluted                                       11,015                                    11,015
                                             =========                                 =========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       Pro Forma Condensed Consolidated Statement of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                          Year Ended December 31, 1998
                      (In thousands, except per share data)

                                             Chromcraft                  Purchase
                                             Revington,       Korn        Adjust-
                                                Inc.       Industries      ments       Pro Forma
                                             ---------     ---------     ---------     ---------

Sales                                        $ 236,744     $  54,651     $    -        $ 291,395

Cost of sales                                  176,988        52,927        (2,822)(j)   226,801
                                                                              (292)(k)
                                             ---------     ---------     ---------     ---------

Gross margin                                    59,756         1,724         3,114        64,594

Selling, general and
  administrative expenses                       31,964         6,769            97 (k)    38,830
                                             ---------     ---------     ---------     ---------

Operating income                                27,792        (5,045)        3,017        25,764

Interest expense                                   739         1,138          (435)(l)     1,442
                                             ---------     ---------     ---------     ---------

Earnings before income tax expense              27,053        (6,183)        3,452        24,322

Income tax (benefit) expense                    10,794        (2,021)          931 (m)     9,704
                                             ---------     ---------     ---------     ---------

Net earnings                                 $  16,259     $  (4,162)    $   2,521     $  14,618
                                             =========     =========     =========     =========

Earnings per share of common stock
  Basic                                      $    1.46                                 $    1.31
                                             =========                                 =========

  Diluted                                    $    1.41                                 $    1.27
                                             =========                                 =========

Shares used in computing earnings per share
  Basic                                         11,137                                    11,137
                                             =========                                 =========

  Diluted                                       11,533                                    11,533
                                             =========                                 =========

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

   Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                           Chromcraft Revington, Inc.


(a) To record the purchase price allocation using the purchase method of accounting based upon the fair value of the assets acquired and the liabilities assumed. The purchase price of the acquisition consisted of a cash payment of $7,400,000 to the stockholders of Korn Industries, acquisition-related expenses of approximately $1,125,000 and the assumption of the liabilities of Korn Industries. The Company's revolving credit agreement imposes restrictions on the ability of the Company's subsidiaries (including Korn Industries) to incur new indebtedness outside of the revolving credit facility. Accordingly, substantially all of the Korn Industries indebtedness has been refinanced with borrowings under the Company's revolving credit facility. A recon-ciliation of the allocation of the excess of the purchase price over the book value of the net assets acquired is provided below.

       Book value of net assets (liabilities) acquired   $ (3,224,000)
       To adjust the book value of balance sheet
         items to their estimated fair values:
           Inventories                                      7,205,000
           Property, plant and equipment                      129,000
           Other long term assets                            (331,000)
           Accrued liabilities                               (514,000)
           Deferred income taxes                           (1,203,000)
           Other long term liabilities                       (198,000)
           Goodwill                                         6,661,000
                                                         ------------
       Net purchase price                                $  8,525,000
                                                         ============

     Descriptions of these adjustments are contained in the following footnotes.

(b) To adjust Korn Industries' inventories, valued using the LIFO method, to fair value.

(c)  To reclassify deferred income taxes.

(d) To record the fair value of property, plant and equipment based on independent appraisals and other information.

(e)  To record the deferred tax effects of the pro forma adjustments.

(f) To record the excess of the purchase price over the total amount assigned to the identifiable assets acquired less liabilities assumed.

(g) To write off deferred financing costs on Korn Industries' indebtedness refinanced under the Company's revolving credit facility.

(h) To conform Korn Industries' accounting method to the Company for recognizing certain vacation and warranty costs and to adjust the lia-bility on deferred compensation agreements based on a 6% discount rate.

(i) To reflect borrowings to finance the cash payment to Korn Industries' stockholders and acquisition-related expenses of the transaction.

(j)  To record inventories using the first-in, first-out inventory method.

(k) To record goodwill amortization expense and a decrease in depreciation expense due to the adjustment of property, plant and equipment to fair value.

(l) To reflect the decrease in interest expense due to a lower assumed average borrowing rate after refinancing the debt of Korn Industries under the Company's revolving credit facility, partially offset by interest expense incurred on borrowings to finance the cash payment to Korn Industries' stockholders and acquisition-related expenses. The Company's effective interest rate was approximately 5.3% for the six months ended July 3, 1999 and 6.0% for the year ended December 31, 1998.

(m) To record the tax effect of the pro forma adjustments and a tax benefit on Korn Industries' operating loss for the pro forma six month period ended July 3, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CHROMCRAFT REVINGTON, INC.
                                              --------------------------
                                              (Registrant)


Date:  November 12, 1999                      By:  /s/ Frank T. Kane
       -----------------                      --------------------------
                                              Frank T. Kane,
                                              Vice President-Finance

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                               FINANCIAL REPORT

                               NOVEMBER 28, 1998

                                   CONTENTS


INDEPENDENT AUDITOR'S REPORT                                      1

FINANCIAL STATEMENTS

   Balance sheet                                              2 - 3
   Statement of income                                            4
   Statement of stockholders' equity                              5
   Statement of cash flows                                    6 - 7
   Notes to financial statements                             8 - 19

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Korn Industries, Incorporated
Sumter, South Carolina

We have audited the accompanying balance sheet of Korn Industries, Incorporated, d/b/a Sumter Cabinet Company as of November 28, 1998, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Korn Industries, Incorporated as of November 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



McGladrey & Pullen, LLP
Wilmington, North Carolina
January 22, 1999, except for the third paragraph of Note 4, as to which the date is March 9, 1999.

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                                BALANCE SHEET
                              November 28, 1998

ASSETS (Notes 3 and 4)

Current Assets

  Cash                                                 $      1,000
  Trade receiveables, less allowance
    for doubtful accounts 1998 $50,000                    6,598,986
  Other receivables                                          87,705
  Income tax refund claim                                   197,156
  Inventories (Note 2)                                    5,753,429
  Prepaid expenses                                          133,951
  Deferred taxes (Note 7)                                   301,174
                                                       ------------
          Total current assets                         $ 13,073,401

Other Assets and Investments

  Cash value of life insurance (Note 5)                     102,116
  Deferred debt expense, unamortized balance                 74,835
  Other                                                      45,098
                                                       ------------
                                                            222,049
                                                       ------------
Deferred Taxes (Note 7)                                   1,649,195
                                                       ------------

Property and Equipment
  Land                                                      305,990
  Buildings                                               5,683,301
  Machinery and equipment                                12,044,179
  Other                                                   1,502,721
                                                       ------------
                                                         19,536,191
  Less accumulated depreciation                          11,898,539
                                                       ------------
                                                          7,637,652
                                                       ------------
                                                       $ 22,582,297
                                                       ============

See Notes to Financial Statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

  Revolving line-of-credit (Note 3)                    $ 10,035,373
  Current maturities of long-term debt (Note 4)             611,176
  Accounts payable and accrued expenses
    (Notes 5 and 6)                                       6,136,036
                                                       ------------
          Total current liabilities                      16,782,585
                                                       ------------
Long-Term Debt, less current maturities (Note 4)          3,430,378
                                                       ------------

Postemployment Benefits, less amounts due
  currently (Note 5)                                      2,083,553
                                                       ------------
          Total liabilities                              22,296,516
                                                       ------------

Commitments and Contingencies (Notes 4, 7, 8, 9 and 10)

Stockholders' Equity (Note 9)

  Capital stock:
    Voting common, par value $1 per share;
      authorized 2,000 shares; issued and
      outstanding 626 shares                                    626
    Nonvoting common, par value $1 per share;
      authorized 198,000 shares; issued and
      outstanding 44,911 shares                              44,911
    Retained earnings                                       240,244
                                                       ------------
                                                            285,781
                                                       ------------
                                                       $ 22,582,297
                                                       ============

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                              STATEMENT OF INCOME
                          Year Ended November 28, 1998

Net sales                                              $ 54,651,241

Cost of goods sold                                       52,927,062
                                                       ------------
          Gross profit                                    1,724,179
                                                       ------------

Operating expenses:
  Selling expenses                                        4,786,045
  General and administrative expenses (Note 5)            2,455,122
                                                       ------------
                                                          7,241,167
                                                       ------------
          Operating loss                                 (5,516,988)
                                                       ------------

Nonoperating income (expense):
  Interest income                                            25,507
  Gain on sale of property and equipment                    487,409
  Other                                                     (15,363)
  Interest expense                                       (1,164,009)
                                                       ------------
                                                           (666,456)
                                                       ------------
          Loss before income tax benefits                (6,183,444)

Federal and state income benefit (Note 7)                (2,021,166)
                                                       ------------
          Net loss                                     $ (4,162,278)
                                                       ============

See Notes to Financial Statements.

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                         Year Ended November 28, 1998

                                      Capital Stock Issued
                                   ---------------------------
                                      Voting        Nonvoting      Retained
                                      Common         Common        Earnings
                                   ------------   ------------   ------------
Balance, November 29, 1997         $        626   $     44,911   $  4,402,522

  Net loss                                 -              -        (4,162,278)
                                   ------------   ------------   ------------
Balance, November 28, 1998         $        626   $     44,911   $    240,244
                                   ============   ============   ============

See Notes to Financial Statements.

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                           STATEMENT OF CASH FLOWS
                         Year Ended November 28, 1998

Cash Flows From Operating Activities

  Net loss                                             $ (4,162,278)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation                                        1,103,836
      Amortization of deferred debt costs                    29,164
      Gain on disposal of assets                           (487,409)
      Deferred income taxes                              (1,908,329)
      Postemployment benefits, net of payments             (491,612)
      Changes in working capital componets:
        (Increase) decrease in:
          Receivables                                       754,728
          Income tax refund claim                             2,774
          Inventories                                       213,654
          Prepaid expenses                                  (18,721)
          Other assets                                      (40,763)
        Increase in:
          Accounts payable and accrued expenses           3,073,777
                                                       ------------
          Net cash used in operating activities          (1,931,179)
                                                       ------------

Cash Flows From Investing Activities

  Purchase of property and equipment                       (184,853)
  Proceeds from sale of assets                              504,924
  Proceeds from cash value of life insurance                 76,016
                                                       ------------
          Net cash provided by investing activities         396,087
                                                       ------------

Cash Flows From Financing Activities

  Proceeds on revolving line-of-credit                   60,449,400
  Principal payments on revolving line-of-credit        (57,786,779)
  Proceeds from long-term borrowings                           -
  Principal payments of long-term borrowings             (1,077,529)
  Deferred debt expense                                     (50,000)
                                                       ------------
          Net cash provided by financing activities       1,535,092
                                                       ------------

                                  (Continued)

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                      STATEMENT OF CASH FLOWS (Continued)
                         Year Ended November 28, 1998

          Net change in cash                           $       -

Cash:
  Beginning                                                   1,000
                                                       ------------
  Ending                                               $      1,000
                                                       ============

Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Interest                                           $  1,132,464
                                                       ============

Supplemental Disclosures of Non-Cash Financing Activities:
  Coversion of short-term to long-term
    financing (Note 4)                                 $  1,266,399
                                                       ============

See Notes to Financial Statements.

                         KORN INDUSTRIES, INCORPORATED
                         D/B/A SUMTER CABINET COMPANY

                         NOTES TO FINANCIAL STATEMENTS


Note 1. Nature of Business and Significant Accounting Policies

Nature of business: The Company is a manufacturer and wholesaler of high quality, solid wood bedroom and dining room furniture under the name of Sumter Cabinet Company. The Company markets and sells to independent retailers and smaller furniture chains throughout North America on credit terms the Company establishes for individual customers.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates have been made by management in several areas including the possible outcome of certain claims and assessments (Note 8), the realizability of the Company's deferred tax assets (Note 7), and future operations associated with the Company's implementation of its new operating strategy and related turnaround (Note 10), which could impact the carrying value of property and equipment. Actual results could differ materially from these estimates making it reasonably possible that a change in the estimates could occur in the near term.

A summary of the Company's significant accounting policies follows:

Inventories: Inventories are stated at the lower of cost (last-in, first-out method) or market.

Property and equipment: Property and equipment is stated at cost less accumulated depreciation. Depreciation expense is calculated on the straight-line method. The depreciation method is designed to amortize the cost of the assets over their estimated useful lives, which are generally as follows:

          Buildings                           10 - 30 years
          Machinery and equipment              3 - 16 years
          Other                                3 - 10 years

The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the related depreciation and amortization period or to the carrying value is warranted. Such evaluation is based principally on the expected utilization of the long-lived assets and the projected, undiscounted cash flows of the Company's operations. As such, future evaluations could be adversely impacted by the Company's future results of operations.

Deferred taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Advertising costs: The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs for 1998 were $850,739.

Fiscal year: The Company's fiscal year ends on the Saturday nearest to the last day of November. The fiscal year included herein contained 52 weeks.


Note 2. Inventories

The components of inventories and the cumulative difference between the last-in, first-out (LIFO) method and first-in, first-out (FIFO) method are as follows:

Inventories (on a FIFO basis):

          Production materials            $  7,448,496
          Work in process                    2,338,796
          Finished goods                     4,579,923
                                          ------------
            Total (on FIFO basis)           14,367,215

          Less allowance to adjust
            the carrying value of
            inventories to last-in,
            first-out (LIFO) basis          (8,613,786)
                                          ------------
          Inventories at LIFO
            (adopted in 1978)             $  5,753,429
                                          ============

Had inventories been valued on a FIFO basis, the net loss for 1998, net of reduced tax benefit of $1,052,635, would have been $2,392,834.


Note 3. Revolving Line-of-Credit

The Company has a revolving line-of-credit. Advances on the line are collateralized by substantially all assets of the Company and are cross-collateralized to all other debt described in Note 4. The agreement limits the funds available on the line-of-credit to a borrowing base which is based on the lesser of 1) $15,000,000 less letters-of-credit or 2) relative percentages of eligible (generally production materials and finished goods) inventories (FIFO basis) and accounts receivable less letters-of-credit. Interest is due monthly at the bank's reference rate plus .75%.

As more fully described in Note 4, the Company refinanced all of its bank debt with a new lender subsequent to year end. The terms described above and amounts reported on the balance sheet reflect the new terms of the refinancing.

Note 4. Pledged Assets and Long-Term Debt

Long-term debt consists of the following:

          Note payable to bank, principal due in monthly
            installments of $27,778 plus interest at 2.75%
            above the bank's prime lending rate                $  666,667

          Note payable to bank, due in monthly installments
            of $37,500 plus interest at 2.75% above the
            bank's prime lending rate                             637,500

          Note payable to bank, due in monthly installments
            of $24,516 plus interest at 2.75% above the
            bank's prime lending rate                           1,470,988

          Short-term debt refinanced as a long-term liability
            subsequent to year end as described below           1,266,399
                                                              -----------
                                                                4,041,554
          Less current maturities                                 611,176
                                                              -----------
                                                              $ 3,430,378
                                                              ===========

In December, 1998, the Company entered into an agreement with a lending institution to refinance all of its existing debt. The agreement provided for the following:

          A revolving line-of-credit of up to $15,000,000 which bears interest at the lending institution's reference rate plus .75% (Note 3).

          A $3,000,000 note payable in monthly installments beginning in March, 1999 of $50,000 plus interest at the lending institution's reference rate plus 1.5%.

          A $1,400,000 note payable in monthly installments beginning in March, 1999 of $11,667 plus interest at the lending institution's reference rate plus 1.5%.

These notes are collateralized by substantially all of the Company's assets and cross-collateralized to all other debt with the lending institution. The notes mature in December, 2003 and require compliance with certain covenants including, but not limited to, specific levels of tangible net worth, working capital and profitability, as well as a provision for subjective acceleration by the lender. The Company was in violation of certain of these covenants, which has been amended, in writing, by the bank on March 9, 1999. The agreement also requires the maintenance of a lock box tied directly to the revolving line-of-credit.

This refinancing allowed the Company to convert $1,266,399 of balances due under its former revolving line-of-credit agreement to long-term debt. Additionally, the financing agreement provided the Company a $1,500,000 capital expenditure line-of-credit commitment which may be used in the upcoming year and termed out over a period of 60 months, with a balloon payment due December, 2003.

The following schedule of aggregate maturities required on long-term debt have been adjusted to reflect the terms of the refinancing.

Aggregate maturities required on long-term debt at November 28, 1998, are due in future years as follows:

          1999                            $    611,176
          2000                                 740,004
          2001                                 740,004
          2002                                 740,004
          2003                                 740,004
          Later years                          470,362
                                          ------------
                                          $  4,041,554
                                          ============

As of the date of closing on the new financing terms discussed above, the lending institution's reference rate was 7.75%. At November 28, 1998, prime rate was 7.75%.


Note 5. Postemployment Benefits

The Board of Directors has provided for deferred compensation to certain existing and former key employees under individual agreements. In general, the individual agreements provide for payment of compensation to key employees at age 65 or after their retirement, or to their beneficiary in event of death. Amounts are accrued under the Plan annually on a level term basis so that by age 65 or anticipated retirement age, if different, the accrual will be an amount equivalent to the present value of compensation payments, discounted at rates of 7.5% to 9.25%.

At November 28, 1998, $2,064,379 has been accrued under these contracts. The current portion of these payments under these contracts totaled approximately $249,000 which is included in accounts payable and accrued expenses. The deferred compensation charged to expense totaled $-0- for the year ended November 28, 1998.

The Company has acquired life insurance on certain participants; the proceeds from which could be used to partially cover these obligations in the event of death.

The Company also provides postemployment health and life insurance coverage for employees who had 15 years of continuing coverage on June 8, 1966.

The following table sets forth details of the plan's obligation as of January 1, 1998, the date of the plan's most recent actuarial valuations, recognized in the accompanying balance sheet as of November 28, 1998:

Accumulated postretirement benefit obligation:
          Retirees                                             $  700,718
                                                               ----------
                                                                  700,718
          Less:  Unrecognized transition obligation              (327,633)
          Less:  Unrecognized net loss                           (104,439)
                                                               ----------
          Obligation recorded on balance sheet                 $  268,646
                                                               ==========

For measurement purposes, the current medical trend rate as of January 1, 1998 of 9% is anticipated to decline gradually over the next 4 years until it reaches a level of 6% per year. The discount rate used to estimate the accumulated postretirement benefit obligation was 7.25% annually. A 5% increase in administrative fees associated with the plan has also been assumed.

The Company's unfunded obligation that existed at December 3, 1995 (transition date) is being accrued on a straight-line basis over a period of approximately 12 years (which approximates the remaining life expectancy of the plan participants).

The periodic post retirement benefit cost for the year ended November 28, 1998, was as follows:

          Interest cost                                        $   48,440
          Amortization of unrecognized transition obligation       36,854
          Amortization of unrecognized net loss                     3,884
                                                               ----------
                                                               $   89,178
                                                               ==========

If the assumed medical trend rates were increased by 1% in each year, the accumulated postretirement benefit obligation as of the date of the last actuarial valuation would be increased by $40,998 and the aggregate of net periodic postretirement benefit cost would be increased by $6,431.

Note 6. Retirement and Bonus Plans

The Company has a qualified profit-sharing plan for those salaried employees who meet the eligibility requirements. The annual contribution is at the discretion of the Board of Directors and is not to exceed the maximum amount allowed under the Internal Revenue Service regulations, which at the present time is 15% of qualified salaries. No contributions were made for the year ended November 28, 1998.

The Company also has a qualified profit-sharing plan for hourly employees.
The annual contribution is at the discretion of the Board of Directors and is not to exceed the maximum amount deductible for federal income tax purposes (see previous paragraph). No contributions were made to the plan for the year ended November 28, 1998.


Note 7. Income Tax Matters

Total deferred tax assets and liabilities as of November 28, 1998, were as follows:

          Deferred tax assets                                 $ 3,379,944
          Deferred tax liabilities                             (1,429,575)
                                                              -----------
                                                              $ 1,950,369
                                                              ===========

Taxable temporary differences giving rise to deferred tax liabilities relate to property and equipment. Deductible temporary differences giving rise to deferred tax assets relate to deferred compensation and postretirement benefits, accrued workmen's compensation claims, inventories, allowance for accounts receivable, and alternative minimum tax credit (AMT) and net operating loss carryforwards.

Approximately $2.1 million of the total deferred tax assets identified above is attributable to federal and state net operating loss carryforwards generated during 1998. The federal operating loss carryforward available to the Company totals approximately $5,300,000. The carryforward is available for a period of 20 years and expires in 2018. The Company's state net operating loss carryforward totals approximately $6,300,000 and is available for a period of 15 years. Management believes it is more likely than not that the Company's future profitability will be sufficient to ensure the utili-zation of these carryforward benefits prior to their expiration. As such, management does not believe avaluation allowance is necessary. Nonetheless, continued recognition of the deferred tax assets will be dependent upon sufficient future earnings of the Company which cannot be assured. As a result, the amount of deferred tax assets considered realizable could be reduced in the near and long-term if estimates of future taxable income are reduced. Such an occurrence could materially adversely affect the Company's future results of operations and financial condition. (See Note 10)

The net deferred tax assets and liabilities mentioned above have been classified on the accompanying balance sheet as of November 28, 1998, as follows:

          Noncurrent assets                                   $ 1,649,195
          Current assets                                          301,174
                                                              -----------
                                                              $ 1,950,369
                                                              ===========

The provision for income tax benefits credited to operations for the year ended November 28, 1998, consists of the following:

          Current                                             $  (112,837)
          Deferred                                             (1,908,329)
                                                              -----------
          Federal and state income tax benefits               $(2,021,166)
                                                              ===========


The income tax provision for 1998 differs from the amount determined by applying the U.S. federal income tax rate to pre-tax income due to the following:

          Computed "expected" tax expense (benefit)           $(2,102,371)
          Increase (decrease) in taxes resulting from:
            State income taxes (benefits),
              net of federal tax (benefit)                       (204,054)
            Reduced benefit of net operating loss
              carryback due to previous year
              application of AMT credits                          275,390
            Other, net                                              9,869
                                                              -----------
                                                              $(2,021,166)
                                                              ===========

Note 8. Commitments and Contingencies

Lease commitment and total rental expense: The Company has leased exhibit space and office equipment under noncancelable long-term agreements which have initial or remaining noncancelable lease terms in excess of one year as of November 28, 1998.

The future minimum rental commitments at November 28, 1998, under the leases described above are approximately as follows:

For the 52-53 week period ending

          1999                            $    113,866
          2000                                 113,866
          2001                                  17,828
          2002                                  12,236
                                          ------------
          Total minimum
            payments required             $    257,796
                                          ============

The total rental and exposition expenses included in the income statement for the year ended November 28, 1998 was $210,954.

Letters-of-credit: As security on its self-insured worker's compensation program, the Company maintains a $250,000 irrevocable letter-of-credit agreement with a bank. The letter-of-credit is unsecured and expires on April 30, 1999. As of November 28, 1998, there were no open balances against the letter-of-credit.

Claims and assessments: The Company has certain unsettled claims which potentially involve significant amounts. Management cannot determine the outcome of these claims but believes that their resolution will not have a material adverse effect on the Company's financial position. Nonetheless, it is reasonably possible that these claims could result in significant outcomes unfavorable to the Company.


Note 9. Stock Redemption Agreement

On December 31, 1992, the Company entered a stock redemption agreement with certain charitable beneficiaries of a former shareholder's estate which, at November 28, 1998, includes 24,121 shares of the Company's nonvoting stock. The agreement provides the Company with a cash call option, exercisable at any time and from time-to-time, to purchase for cash all or any portion of the shares owned by any of the charitable beneficiaries. The agreement further provides the Company with a note call option, exercisable at any time, to purchase in exchange for a promissory note all, but not less than all, of the shares owned by any of the charitable beneficiaries.

The agreement also provides each of the charitable beneficiaries with a cash put option, exercisable annually, to require the Company to purchase for cash shares owned by the charitable beneficiary. The Company's annual repurchase obligation under this put option is limited to $150,000 through November 30, 2002. Thereafter, the Company's annual repurchase obligation is limited to the greater of 25% of Net Cash Flow, as defined, or 50% of the cash dividends paid by the Company during the immediately preceding fiscal year.

If the Company's Board of Directors makes a good faith determination that the Company cannot legally purchase the designated shares upon exercise of the put option, the Company's requirement to perform its purchase obligation will be suspended until such time the purchase can be legally consummated. This would occur as a result of existing and future agreements with third parties that would prohibit the Company's ability to perform its obligations. Addition-ally, the beneficiaries have contracted to subordinate any claims they may have against the Company to the Company's lending institution indebtedness, as described in Notes 3 and 4.

The agreement also provides each of the charitable beneficiaries with a deferred put option, exercisable any time after March 1, 2003 and prior to March 1, 2012. The Company's obligation to purchase the shares under the deferred put option is conditioned upon its having a minimum net worth of $3.5 million and a debt equity ratio of less than three to one immediately after the purchase, as well as the absence of any prohibition on the Company's ability to do so under the terms of any borrowing arrangements.

The purchase price of the shares is fixed at $149.18 per share through November 30, 2002. Thereafter, the purchase price per share is adjusted for the increase or decrease in the book value per share of such nonvoting common stock from November 30, 1991 through the November 30 immediately preceding the exercise of the call or put option.

In the event the Company elects to exercise its note call option or any of the charitable beneficiaries elects to exercise its deferred put option, the purchase price would be payable in ten equal annual installments, including interest at prime plus 1%, but not less than 5% nor more than 8%. The agree-ment also provides for the suspension of the Company's purchase obligation under the deferred put option in the event that the Company's Board of Directors makes a good faith determination that the Company may not legally honor that obligation.

Lastly, the agreement provides the Company with the right of first refusal to purchase any shares owned by any of the charitable beneficiaries in the event that any of them wishes to accept a bona fide offer from any third party to purchase all or any portion of its shares, on the same terms and conditions as set forth in such bona fide offer.

Note 10. Uncertainty

During 1998, the Company experienced a significant decline in profitability. During 1997, the Company undertook a process of refocusing its strategy in light of the changing conditions of the furniture industry. This strategy included the following elements:

          A focused marketing program aimed at developing a partnership with selected independent retailers.

          A new marketing initiative directed at regional retail chains to achieve sufficient volume with minimum erosion of margin.

          An expansion of the product line from the basic core items to include more fashion groups.

          An evolution from a "manufacture to stock" production philosophy to a "manufacture to demand" philosophy in order to improve delivery performance to customers and reduce the Company's investment in work-in-process and finished goods inventories.

Through the end of 1997, the new strategy had begun to improve the Company's results, particularly in the area of sales. However, in the first half of 1998, the manufacturing function faltered and the Company could neither meet customer demands on a timely basis, control its material costs, nor produce at an efficient level.

By the middle of the third quarter of 1998, the Company's stockholders and management recognized the deteriorating trend and took specific actions to turnaround operations and refocus on the Company's strategic objectives. These efforts included designation of a new president and intensified efforts to improve production material yield and reduce labor. Additionally, the Company took immediate steps to maximize cash flow and manage its credit facility.

Operations: While management's efforts began producing results, it became apparent that the restructuring of the manufacturing process was more involved than initially contemplated. Accordingly, management reassessed the amount of time required for the turnaround. Unfortunately, the Company's bank lost confidence in the turnaround process which resulted in a concerted effort by management to seek new financing.

In December, 1998, the Company closed on a new financing agreement with Foothill Capital Corporation. Among other things, the new financing package provided the following to the Company (See Notes 3 and 4):

          reduction in interest rates which management estimates will save the Company approximately $200,000 annually.

          conversion of approximately $1.27 million of currently due debt under the Company's old revolving line-of-credit to long-term financing.

          reduction in annual long-term debt principal repayment requirements by approximately $400,000.

          extended availability of approximately $2 million on the Company's revolving line-of-credit.

          $1.5 million commitment to finance capital improvements during 1999.

Management believes that securing this new financing represents the essential element for the Company to continue its turnaround efforts. In addition to the sales and new product development initiatives previously discussed, management has undertaken steps to achieve the following specific improvements to the Company's production process:

          reduction in labor head count by 100 over the course of the next fiscal year.

          improve production material yield by 3% which would be consistent with historical levels.

          maintain sales to achieve $60 million by the end of the year.

Through the first two and a half months of 1999, the Company has achieved a reduction in labor head count by 24 and sales for the first quarter are expected to exceed current year budgeted levels by $200,000 and prior year levels by $1.6 million.

Management believes that the Company has regained its focus on its strategic objectives and is beginning to recognize the benefits of the Company's efforts. Management has projected income for the 1999 fiscal year to exceed $1.2 million and that substantial completion of the turnaround process will be accomplished by the end of the first quarter of 1999.

In connection with obtaining the Company's new credit facility, management provided projected results of operations, cash flows and financial position to Foothill. Achieving these results through the turnaround effort will be critical to the continued financial support by Foothill and the continued operations of the Company. Management believes that the projected results are attainable and that the lender's financial support will continue.

Year 2000 Issue: The Company is conducting a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue and is developing an implementation plan to resolve the Issue.

Based on the review of the computer systems, management believes the cost of the remediation effort to make the systems Year 2000 ready is approximately $675,000 consisting primarily of hardware and software acquisitions. Manage-ment expects the cost will be incurred primarily in 1999 and financed by the capital expenditure line-of-credit described in Note 4.


Note 11. Subsequent Event (Unaudited)

During 1999, the Company was not performing financially at the levels anticipated and budgeted for as described in Note 10. As a result, effective September 2, 1999, the Company's stockholders sold all of their stock to CRI Corporation-Sumter (CRI), a wholly-owned subsidiary of Chromcraft Revington, Inc. Among other things, the stock purchase agreement provides that a specified portion of the sales proceeds will be held in escrow for potential claims. The agreement also provides that certain of the selling stockholders will indemnify the Company and CRI in these potential claims, regardless of whether the amount held in escrow is sufficient to satisfy any obligation.